Exhibit 10.2

Amendment No. 1 to the

Master Property Management, Leasing

and Construction Management Agreement

This Amendment No. 1 (“Amendment No. 1”) to the Master Property Management, Leasing And Construction Management Agreement (the “Agreement”) is made and entered into as of the 1st day of April, 2007, by and among Wells Real Estate Investment Trust II, Inc., a Maryland corporation (“Wells REIT II”), Wells Operating Partnership II, L.P., a Delaware limited partnership (“Wells OP II”), and Wells Management Company, Inc., a Georgia corporation (“Manager”).

Background

Wells REIT II, Wells OP II, and Manager entered into a Master Property Management, Leasing and Construction Management Agreement on October 22, 2004, pursuant to which Owner (as defined in the Agreement) retained, and reserved the right to in the future retain, Manager to manage, coordinate the leasing of, and manage construction activities related to, some of the real estate properties acquired for the benefit of Wells REIT II under the terms and conditions set forth in the Agreement.

It is expected that on or about April 16, 2007, Wells Real Estate Investment Trust, Inc. (“Wells REIT I”) will internalize certain of its operations by acquiring personnel from the Advisor and Manager (the “Internalization Transaction”). Some of the personnel to be acquired from Manager are personnel who have primary responsibility for the management of some of Owner’s Properties. If this internalization occurs, the personnel (the “WREAS Personnel”) having primary responsibility for the management of such Properties will become employees of Wells Real Estate Advisory Services, Inc. (“WREAS”), a Georgia corporation and a new subsidiary of Wells REIT I.

Accordingly, the parties wish to amend the Agreement as provided in Section 7.5 thereof to remove the Transferred Properties (as defined below) from the scope of the Agreement and to provide for the orderly transition of services from the Manager to WREAS assuming consummation of the Internalization Transaction. Additionally, concurrent or nearly concurrent with the closing of the Internalization Transaction, it is expected that Wells REIT II, Wells OP II, and WREAS will enter into a separate Master Property Management, Leasing and Construction Management Agreement (the “WREAS Agreement”) under which the WREAS Personnel will be able to continue to provide the services enumerated in the Agreement with respect to the Transferred Properties.

Capitalized terms used in this Amendment No. 1 but not defined herein have the meaning ascribed to them in the Agreement.

Agreement

Now, Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Transferred Properties. Properties that, prior to the date hereof, are managed pursuant to the Agreement primarily by WREAS Personnel will be removed from the scope of the Agreement and included in the WREAS Agreement effective upon consummation of the Internalization Transaction. Those Properties (the “Transferred Properties”) are as follows:

1.1.	1501 Opus Place

1.2.	3333 Finley Road

1.3.	5995 Opus Parkway

1.4.	Quadrangle Corp Park – Siemens

1.5.	Tampa Commons

1.6.	333 & 777 Republic Drive

Accordingly, upon consummation of the Internalization Transaction, each Property Amendment relating to the above Properties is hereby removed as a part of the Agreement.

2.

Removal as Manager. Upon consummation of the Internalization Transaction, Owner removes Manager as the sole and exclusive manager of the Transferred Properties. Manager hereby accepts and agrees to such removal, subject to the terms and conditions in this Amendment No. 1. All parties hereby waive any and all notice or time periods under the Agreement to effectuate such removal. Immediately after the consummation of the Internalization Transaction, Manager will cease to be Owner’s and Owner JV’s agent with respect to the Transferred Properties.

3.	Transition Actions.

3.1.

Manager shall prepare a final accounting within sixty (60) days of the date of the closing of the Internalization Transaction for all Transferred Properties. Such final accounting shall set forth all current income, all current expenses and all other expenses contracted for on Owner’s or Owner JV’s behalf but not yet incurred in connection with the Transferred Properties.

3.2.

Manager shall render to Owner an accounting of all funds of Owner and Owner JV in its possession and shall deliver to Owner a statement of Management Fees claimed to be due Manager and shall cause funds of Owner and Owner JV held by Manager relating to the Transferred Properties to be paid to Owner and Owner JV or their designees and shall assist in the transferring of approved signatories on all Accounts.

3.3.

Manager shall otherwise cooperate with Owner and WREAS in transitioning the services provided for with respect to the Transferred Properties, including transferring any books and records, transferring any insurance policies or amending such policies to change the named insureds to include WREAS (without removing Manager from such policies without Manager’s consent, which consent shall be in Manager’s sole and absolute discretion), transferring or assigning any service contracts and personal property solely relating to or used in the operation and maintenance of the Transferred Properties (except personal property paid for and owned by Manager), and any other actions reasonably requested by Owner and WREAS with respect to the Transferred Properties, all in an effort to ensure the orderly continuance of the operations of the Transferred Properties. Manager shall also, for a period of sixty (60) days immediately following the date of the closing of the Internalization Transaction, make itself available to consult with and advise WREAS regarding the operation, maintenance and leasing of the Transferred Properties.

3.4.	Fees.

A.	Owner will pay Manager the prorated fees due to Manager for the month of termination within 30 days of the date of the closing of the Internalization Transaction.

B.	Owner will pay Manager a reasonable fee for any services provided by Manager pursuant to the last sentence of Section 3.3 to be negotiated at the time such services are requested.

4.	Failure to Close Internalization Transaction. If the Internalization Transaction fails to close for any reason by , 2007, the provisions of Sections 1, 2, and 3 shall become null and void.

5.

Technical Amendment. As a result of the termination of Wells REIT II’s initial public offering and its subsequent filing of a new registration statement pursuant to which Wells REIT II sells shares of its common stock to the public, the reference to Registration Statement No. 333-107066 in Section 2.3.B of the Agreement is hereby amended to refer to Registration Statement No. 333-125463.

6.	Amendment to Section 2.4.P.(3). Section 2.4.P.(3) shall be amended and restated in its entirety to read as follows:

(3) Final Accounting. Following the expiration or earlier termination of this Agreement, by virtue of the termination of this Agreement by Owner or Owner JV for cause or otherwise, or following the partial termination of this Agreement by removal of one or more Properties from the scope of this Agreement, Manager shall nonetheless be responsible for preparing a final accounting within sixty (60) days of said expiration or earlier termination for any or all Properties subject to such termination or expiration. Such final accounting shall set forth all current income, all current expenses and all other expenses contracted for on Owner’s or Owner JV’s behalf but not yet incurred in connection with the applicable Property(ies). The final accounting shall also include all other items reasonably requested by Owner.

7.	Amendment to Section 6.2 of Agreement. The introductory language in Section 6.2 of the Agreement is hereby amended to read as follows:

Upon the termination of this Agreement or upon partial termination of this Agreement with respect to certain Properties, Manager shall have the following duties (and in the case of a partial termination, references to “Properties” mean only those Properties that are being removed from the scope of this Agreement):

8.	General.

8.1.	The term “Agreement” as used in the Agreement shall be deemed to refer to the Agreement as amended by each subsequent amendment thereto.

8.2.	Except as set forth herein, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

8.3.	This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures appear on next page]

In Witness Whereof, the parties have executed this Amendment No. 1 to the Property Management, Leasing and Asset Management Agreement as of the date first above written.

WELLS REIT II:

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:
Name:
Title:

OWNER:

WELLS OPERATING PARTNERSHIP II, L.P.

By: Wells Real Estate Investment Trust II, Inc. (as General Partner of Wells Operating Partnership II, L.P.)

By:
Name:
Title:

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:
Name:
Title:

ADVISOR

WELLS CAPITAL, INC.

By:
Name:
Title:

MANAGER:

WELLS MANAGEMENT COMPANY, INC.

By:
Name:
Title:

[Signature Page to Amendment No. 1 to the Master Property Management, Leasing and Construction Management Agreement by and among Wells Real Estate Investment Trust II, Inc., Wells Operating Partnership II, L.P., and Wells Management Company, Inc.]